EXHIBIT 99.1

Investor Relations Contact: Raphael Gross 203-682-8253 investorrelations@dfrg.com Media Relations Contact: Alecia Pulman 203-682-8200 DFRGPR@icrinc.com
Del Frisco’s Restaurant Group, Inc. Reports Second Quarter 2018 Results
Updates Fiscal Year 2018 Guidance; Issues Long-Term Growth Model
IRVING, Texas, July 27, 2018 - (GLOBE NEWSWIRE) - Del Frisco’s Restaurant Group, Inc. (“Del Frisco’s”) (NASDAQ: DFRG) today reported financial results for the second quarter ended June 26, 2018. We also updated our guidance for fiscal year 2018 to reflect the impact of expected contributions from our recent acquisition of Barteca Restaurant Group (“Barteca” or “Emerging Brands”) and issued our long-term growth model for the “new” Del Frisco’s.
Subsequent Event to the Second Quarter 2018
On June 27, 2018, Del Frisco’s completed its acquisition of Barteca, consisting of Barcelona Wine Bar (“Barcelona”) and bartaco, for $325 million in cash, subject to customary adjustments set forth in the purchase agreement for Barteca’s consolidated debt, cash and working capital. Barcelona and bartaco continue to be led by Jeff Carcara, who was named Chief Executive Officer of Emerging Brands, reporting to Norman Abdallah, Chief Executive Officer of Del Frisco’s. Mr. Carcara has been joined by certain members of his senior management team, including both Brand Presidents, who together will ensure continuity for these Brands and thereby limit execution risk.
Since the acquisition closed on the first day of Del Frisco’s third quarter 2018, Barteca’s operating performance is not included in Del Frisco’s financial results for the second quarter 2018. However, we have provided a short summary of Barteca’s operating results for Barteca’s second quarter 2018 to June 26, 2018 and year-to-date 2018 performance for reference purposes in this release.
Key Highlights from the 13-week Second Quarter 2018 Compared to the 12-week Second Quarter 2017 Include:

•	Consolidated revenues increased 9.4% to $90.0 million from $82.3 million primarily due to the additional calendar week in the second quarter of 2018 compared to the second quarter of 2017.

•
Total comparable restaurant sales decreased 1.4%, consisting of a 1.2% decrease at Del Frisco’s Double Eagle Steakhouse, a 0.7% increase at Del Frisco’s Grille, and a 6.0% decrease at Sullivan’s Steakhouse.

•	Cost of sales, as a percentage of consolidated revenues, increased to 28.8% from 28.5%.

•	GAAP net loss of $(1.6) million, or $(0.08) per diluted share, compared to GAAP net income of $2.1 million, or $0.09 per diluted share.

•	Adjusted net income* of $4.4 million, or $0.22 per diluted share, compared to Adjusted net income* of $3.4 million, or $0.15 per diluted share.

•	Adjusted EBITDA* decreased 8.3% to $10.2 million from $11.1 million. As a percentage of consolidated revenues, adjusted EBITDA margin decreased 220 basis points to 11.3% from 13.5%.

•	Restaurant-level EBITDA* increased 10.8% to $18.7 million from $16.9 million. As a percentage of consolidated revenues, restaurant-level EBITDA margin increased 20 basis points to 20.7% from 20.5%.

*
Adjusted net income, adjusted EPS, adjusted EBITDA, and restaurant-level EBITDA are non-GAAP measures. For a reconciliation of adjusted net income, adjusted EPS, adjusted EBITDA, and restaurant-level EBITDA to GAAP net income and operating (loss)/income, respectively, and a discussion of why we consider them useful, see the reconciliation of non-GAAP measures accompanying this release.

Norman Abdallah, Chief Executive Officer of Del Frisco's Restaurant Group, Inc., said, "Through our acquisition of Barcelona and bartaco, we have taken Del Frisco’s vision of celebrating life in restaurants to the next level with ‘best in class’ concepts that are not only highly complementary to each other but also provide competitive advantages to us in the marketplace. Our long-term model is predicated on creating shareholder value by growing comparable restaurant sales, disciplined expansion of our restaurant base by 10% to 12% each year, maintaining our high restaurant-level EBITDA margins, and leveraging G&A costs. Taken together, our goal is to increase revenues by at least 10% and adjusted EBITDA by at least 15% annually and generate more than $700 million in consolidated revenues and more than $100 million in adjusted EBITDA by fiscal year-end 2021, all while substantially lowering our indebtedness to between 2.5x and 3.0x adjusted EBITDA. We intend to reduce our leverage through free cash flow generation and have also filed a shelf registration to maximize our future flexibility.”
Abdallah continued, “The organizational structure that is already in place at Del Frisco’s will enable us to effectively integrate the Emerging Brands and realize synergies as a larger, more scalable entity. To help support these efforts, we have engaged with a leading consulting firm to assist us with the integration process that we would expect to be completed in approximately 12 to 18 months. In the meantime, our Emerging Brands’ team is capable of operating on a self-sufficient basis.”
Abdallah concluded, “Second quarter financial results met our expectations for adjusted net income, excluding the benefit from a change in tax rate, which contributed an additional $0.10 to our diluted EPS, resulting in reported adjusted diluted EPS of $0.22. Although comparable restaurant sales were slightly negative overall, the Double Eagle ended the second quarter with positive trends in its June fiscal period, Del Frisco’s Grille turned positive after negative trends in the first quarter, and Sullivan’s improved sequentially relative to the previous quarter.”
Review of Second Quarter 2018 Operating Results
Consolidated revenues increased $7.7 million, or 9.4%, to $90.0 million in the second quarter of 2018 from $82.3 million in the second quarter of 2017. The increase reflects 54 additional operating weeks to a total of 682, primarily due to the additional calendar week in the second quarter of 2018 compared to the second quarter of 2017 as a result of our change in fiscal quarter calendar. This was partially offset by the addition of one restaurant and the closure of four restaurants on a year-over-year basis.
Total comparable restaurant sales decreased 1.4%, consisting of a 7.5% decrease in customer counts, partially offset by a 6.1% increase in average check, primarily driven by mix resulting from menu initiatives. Comparable restaurant sales decreased 1.2% at Del Frisco’s Double Eagle Steakhouse, consisting of a 6.3% decrease in customer counts, partially offset by a 5.1% increase in average check. Comparable restaurant sales increased 0.7% at Del Frisco’s Grille, consisting of a 7.0% decrease in customer counts, offset by a 7.7% increase in average check. Comparable restaurant sales decreased 6.0% at Sullivan’s Steakhouse, consisting of an 11.1% decrease in customer counts, partially offset by a 5.1% increase in average check.
General and administrative costs increased to $8.5 million in the second quarter of 2018 from $5.8 million in the second quarter of 2017. As a percentage of consolidated revenues, general and administrative costs increased to 9.4% from 7.0%. This increase was due to the additional calendar week in the second quarter of 2018 compared to the second quarter of 2017 as a result of our change in fiscal quarter calendar, and investments in the restaurant support center and regional management to support future growth.
Acquisition and disposition costs were $4.4 million in the second quarter of 2018 while lease termination and closing costs rose to $1.0 million in the second quarter of 2018 from $0.5 million in the second quarter of 2017.
GAAP net loss was $(1.6) million, or $(0.08) per diluted share, in the second quarter of 2018, compared to GAAP net income of $2.1 million, or $0.09 per diluted share, in the second quarter of 2017.
Adjusted net income* was $4.4 million, or $0.22 per diluted share, in the second quarter of 2018 compared to Adjusted net income* of $3.4 million, or $0.15 per diluted share in the second quarter of 2017.
Adjusted EBITDA* decreased 8.3% to $10.2 million from $11.1 million. As a percentage of consolidated revenues, restaurant-level EBITDA margin decreased 220 basis points to 11.3% from 13.5%.
Restaurant-level EBITDA* increased $1.8 million, or 10.8%, to $18.7 million in the second quarter of 2018. As a percentage of consolidated revenues, restaurant-level EBITDA* increased to 20.7% from 20.5%.
Strategic Alternatives Process for Sullivan’s Steakhouse
As part of our strategic alternatives process for Sullivan’s Steakhouse, we have received several bids from interested parties to purchase the concept and continue to engage in discussions. There can be no assurance if or when we will consummate a transaction or the terms of any transaction.
Fiscal Year 2018 Guidance & Long-Term Growth Outlook
The following statements are not guarantees of future performance, and therefore, undue reliance should not be placed upon them. We refer you to the statement below regarding Forward-Looking Statements and our recent filings with the SEC for a more detailed discussion of the risks that could impact our future operating results and financial condition.

Based upon current information, except as otherwise noted below, we are updating our guidance for the 52-week fiscal year 2018, which ends on December 25, 2018, to reflect our recent acquisition. This guidance makes no assumptions regarding the potential sale of Sullivan’s Steakhouse.

•	Total comparable restaurant sales of (1.5)% to 0.5%.

•	Eleven to thirteen restaurant openings consisting of up to four Del Frisco’s Double Eagle Steakhouses, three Del Frisco’s Grilles, and post-acquisition two Barcelonas and up to four bartacos.

•
Four to seven restaurant closures consisting of up to four Del Frisco’s Grilles, two Sullivan’s Steakhouses, and one legacy bartaco. Two Del Frisco’s Grilles and two Sullivan’s Steakhouses have already closed.

•	Restaurant-level EBITDA** of 20.5% to 21.5% of consolidated revenues.

•	General and administrative costs of approximately $39 million to $42 million, which excludes items we consider non-recurring in nature.

•	Pre-opening expenses of $8 million to $9 million.

•	Gross capital expenditures (before tenant allowances) of $70 million to $75 million.

•	Adjusted EBITDA** of $55 million to $59 million.
By the end of fiscal year 2021, we are targeting generation of at least $700 million in consolidated revenues and at least $100 million in adjusted EBITDA**. To achieve these long term targets, amongst the assumptions that would need to be satisfied, we would need to sell Sullivan’s Steakhouse and satisfy the following annual goals over the next three years:

•	Consolidated revenue growth of at least 10%.

•	Total comparable restaurant sales growth of 0% to 2%.

•	Total net restaurant growth of 10% to 12% annually.

•	Maintaining strong restaurant-level EBITDA** margins.

•	General and administrative cost leverage.

•	Adjusted EBITDA** growth of at least 15%.
We are also targeting net debt to Adjusted EBITDA** of 2.5x to 3.0x by the end of fiscal year 2021.
**A reconciliation of the differences between the non-GAAP expectations and GAAP measures for adjusted net income, adjusted EPS, adjusted EBITDA, and restaurant-level EBITDA generally is not available without unreasonable effort due to the potentially high variability, complexity and low visibility as to the items that would be excluded from the GAAP measure in the relevant future period, such as unusual gains and losses, the ultimate outcome of pending litigation, the impact and timing of potential acquisitions and divestitures and other structural changes or their probable significance. The variability of the excluded items may have a significant, and potentially unpredictable, impact on our future GAAP results.
Development
Del Frisco’s Double Eagle Steak House
We opened a location in Boston, MA during the third quarter and we expect to open a location in Atlanta, GA during the third quarter and a location in each of San Diego and Century City, CA during the fourth quarter. We have also signed leases for locations in each of Pittsburgh, PA and Santa Clara, CA with projected openings next year.
Barcelona Wine Bar
We expect to open a location in each of Charlotte and Raleigh, NC during the fourth quarter.
bartaco
Prior to the acquisition, bartaco opened a location in Fort Worth, TX during the second quarter. We opened a location in North Hills, NC during the third quarter and expect to open locations in each of Fort Point, MA, Madison, WI and Dallas, TX during the fourth quarter.
Del Frisco’s Grille
We expect to open a location in each of Philadelphia, PA and Fort Lauderdale, FL during the fourth quarter.
Barteca Second Quarter and Year-to-Date 2018 Operating Results
Operating results for Barteca are not included in Del Frisco’s financial results for the second quarter ended June 26, 2018. Barteca’s second quarter was scheduled to end on July 3, 2018 and was not completed due to the closing of the acquisition. Therefore, the operating results for Barteca are from April 3, 2018 to June 26, 2018, the portion of the second quarter 2018 that occurred prior to the acquisition and have been presented based on historical data provided by Barteca, In future filings, we may conform the Emerging Breands segment to the presentation of Del Frisco's.

•	Net restaurant sales were $36.9 million during the second quarter of 2018 and $68.2 million for the first two quarters of 2018.

•	Net restaurant sales at Barcelona were $16.7 million during the second quarter of 2018 and $31.6 million for the first two quarters of 2018.

•	Net restaurant sales at bartaco were $20.1 million during the second quarter of 2018 and $36.2 million for the first two quarters of 2018.

•	Total comparable restaurant sales decreased 1.2% during the second quarter of 2018 and increased 0.5% on a year-to-date basis.

•	Comparable restaurant sales increased 1.8% at Barcelona Wine Bar during the second quarter of 2018 and increased 2.0% on a year-to-date basis.

•
Comparable restaurant sales decreased 4.0% at bartaco during the second quarter of 2018 and decreased 1.1% on a year-to-date basis. Excluding one underperforming location, comparable restaurant sales would have been positive during the second quarter of 2018 and on a year-to-date basis.

•
Restaurant-level EBITDA* at Barcelona Wine Bar was $4.4 million, or 26.7%, as a percentage of net restaurant sales during the second quarter of 2018 and $7.9 million, or 25.0%, as a percentage of net restaurant sales on a year-to-date basis.

•
Restaurant-level EBITDA* at bartaco was $6.0 million, or 30.1%, as a percentage of net restaurant sales, during the second quarter of 2018 and $10.4 million, or 28.6%, as a percentage of net restaurant sales on a year-to-date basis.

Conference Call
We will host a conference call this morning at 7:30 AM Central Time to discuss our second quarter 2018 financial results, our updated guidance for fiscal year 2018, and our long-term growth outlook. Hosting the conference call will be Norman Abdallah, Chief Executive Officer and Neil Thomson, Chief Financial Officer.
The conference call can be accessed live over the phone by dialing 323-794-2423. A replay will be available afterwards and can be accessed by dialing 412-317-6671; the passcode is 3041445. The replay will be available until August 3, 2018.
The conference call will also be webcast live from our corporate website at www.DFRG.com under the investor relations section. An archive of the webcast will also be available through the corporate website shortly after the conference call has concluded.
About Del Frisco’s Restaurant Group, Inc.
Based in Irving, Texas, near Dallas, Del Frisco's Restaurant Group, Inc. is a collection of 84 restaurants across 24 states and Washington, D.C., including Del Frisco's Double Eagle Steakhouse, Barcelona Wine Bar, bartaco, Del Frisco's Grille, and Sullivan's Steakhouse.
Del Frisco's Double Eagle Steakhouse serves flawless cuisine that's bold and delicious, and offers an extensive award-winning wine list and a level of service that reminds guests that they're the boss. Barcelona serves tapas both simple and elegant, using the best seasonal picks from local markets and unusual specialties from Spain and the Mediterranean, and offers an extensive selection of wines from Spain and South America featuring over 40 wines by the glass. bartaco combines fresh, upscale street food and award-winning cocktails made with artisanal spirits and freshly-squeezed juices with a coastal vibe in a relaxed environment. Del Frisco's Grille is modern, inviting, stylish and fun, taking the classic bar and grill to new heights, and drawing inspiration from bold flavors and market-fresh ingredients. Sullivan's Steakhouse is a great neighborhood place for a big night out on the town - with outstanding food, hand-shaken martinis, an award winning wine list, and live entertainment all under one roof.
For further information about our restaurants, to make reservations, or to purchase gift cards, please visit: www.DelFriscos.com, www.BarcelonaWineBar.com, www.bartaco.com, www.DelFriscosGrille.com, and www.SullivansSteakhouse.com. For more information about Del Frisco's Restaurant Group, Inc., please visit www.DFRG.com.
Forward-Looking Statements
Certain statements in this communication, including the Company’s guidance and long term goals, are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. We use words such as “anticipate”, “believe”, “could”, “should”, “estimate”, “expect”, “intend”, “may”, “predict”, “project”, “target”, “goal” and similar terms and phrases, including references to assumptions, to identify forward-looking statements. All statements other than statements of historical facts contained in this communication, including references to assumptions or statements regarding our updated outlook for 2018, the Company’s long term goals, the anticipated impact of our acquisition of Barteca (the “Barteca Acquisition”) on our financial results and the future results of our operations and financial position, are forward-looking statements. The forward-looking statements in this communication are based upon a number of estimates and assumptions and are based on information available to us as of the date any such statements are made. We assume no obligation to update these forward-looking statements, including our long term goals. Our long term goals are not projections or guarantees of future performance.
The forward-looking statements in this communication are inherently subject to significant business, economic, regulatory and competitive risks and uncertainties, many of which are beyond the Company’s control and are based upon assumptions with respect to future business strategies and decisions which are subject to change. Actual results could differ materially from those described in the statements. These risks and uncertainties include, but are not limited to the following: (i) access to financing for the combined companies on a timely basis and on reasonable terms; (ii) the impact of the combined companies’ debt levels on the ability to operate following the Barteca Acquisition; (iii) risks relating to the integration of operations, products and employees into the combined company and the possibility that the anticipated synergies and other benefits of the Barteca Acquisition will not be realized in whole or in part within expected timeframes, if at all; and (iv) the impact of the Barteca Acquisition on the combined companies’ business Additional factors relating to our business that could cause actual results to differ materially from our forward-looking statements include (i) our ability to achieve and manage our planned expansion, such as the availability of a sufficient number of suitable new restaurant sites and the availability of qualified employees, (ii) our ability to achieve expected levels of comparable restaurant sales increases, (iii) the performance of new restaurants and their impact on existing restaurant sales, (iv) increases in the cost of food ingredients and other key supplies, (v) the risk of food-borne illnesses and other health concerns about our food, (vi) the potential for increased labor costs or difficulty retaining qualified employees, including as a result of immigration enforcement activities, (vii) risks relating to our expansion into new markets, (viii) the impact of federal, state or local government regulations relating to our employees and the sale of food or alcoholic beverages, (ix) our ability to effectuate our planned divestiture of Sullivan’s Steakhouse on our intended timeline, uncertainty regarding the terms of any such divestiture and our ability to generate a return on such divestiture consistent with our strategy and (x) the risks set forth in our reports filed with the Securities and Exchange Commission.

DEL FRISCO'S RESTAURANT GROUP, INC.
Condensed Consolidated Statements of Operations - Unaudited

	13 Weeks Ended(1)		12 Weeks Ended(1)		26 Weeks Ended(1)		24 Weeks Ended(1)
(Amounts in thousands, except per share data)	June 26, 2018		June 13, 2017		June 26, 2018		June 13, 2017
Revenues	$90,040	100.0%	$82,301	100.0%	$179,343	100.0%	$166,191	100.0%
Costs and expenses:
Costs of sales	25,956	28.8	23,433	28.5	52,110	29.1	47,214	28.4
Restaurant operating expenses (excluding depreciation and amortization shown separately below)	43,407	48.2	40,388	49.1	87,622	48.9	81,280	48.9
Marketing and advertising costs	1,997	2.2	1,618	2.0	4,016	2.2	2,918	1.8
Pre-opening costs	1,403	1.6	1,619	2.0	2,549	1.4	2,008	1.2
General and administrative costs	8,502	9.4	5,765	7.0	16,834	9.4	12,076	7.3
Donations	16	—	—	—	58	—	—	—
Consulting project costs	622	0.7	597	0.7	854	0.5	2,633	1.6
Acquisition and disposition costs	4,358	4.8	—	—	5,015	2.8	—	—
Reorganization severance	—	—	719	0.9	113	0.1	719	0.4
Lease termination and closing costs	1,023	1.1	540	0.7	1,389	0.8	538	0.3
Impairment charges	—	—	—	—	84	—	—	—
Depreciation and amortization	5,293	5.9	4,997	6.1	10,475	5.8	9,813	5.9
Total costs and expenses	92,577	102.8	79,676	96.8	181,119	101.0	159,199	95.8
Insurance settlement	—	—	308	0.4	—	—	348	0.2
Operating income (loss)	(2,537)	(2.8)	2,933	3.6	(1,776)	(1.0)	7,340	4.4
Other income expense, net:
Interest expense	(510)	(0.6)	(9)	—	(813)	(0.5)	(19)	—
Other	(50)	(0.1)	(10)	—	(49)	—	(11)	—
Income (loss)before income taxes	(3,097)	(3.4)	2,914	3.5	(2,638)	(1.5)	7,310	4.4
Income tax expense (benefit)	(1,535)	(1.7)	824	1.0	(1,476)	(0.8)	1,910	1.1
Net income (loss)	$(1,562)	(1.7)%	$2,090	2.5%	$(1,162)	(0.6)%	$5,400	3.2%

Net income (loss) per average common share:
Basic:	$(0.08)		$0.10		$(0.06)		$0.24
Diluted:	$(0.08)		$0.09		$(0.06)		$0.24
Weighted-average number of common shares outstanding:
Basic:	20,377		21,722		20,347		22,391
Diluted:	20,377		22,061		20,347		22,720

1.
Beginning in fiscal 2018, we changed to a fiscal quarter calendar where each quarter contains 13 weeks, other than in a 53-week year where the last quarter of the year will contain 14 weeks. Previously, the first three quarters of our fiscal year consisted of 12 weeks each and the fourth quarter consisted of 16 weeks or 17 weeks in a 53-week year. The second quarter ended June 26, 2018 contained 13 weeks, the quarter ended June 13, 2017 contained 12 weeks, the first two quarters ended June 26, 2018 contained 26 weeks and the first two quarters ended June 13, 2017 contained 24 weeks. See Note 1, Business and Basis of Presentation in the notes to our consolidated financial statements included in our quarterly report on Form 10-Q for the quarter ended June 26, 2018.

DEL FRISCO'S RESTAURANT GROUP, INC.
Selected Condensed Consolidated Balance Sheet Data - Unaudited

	As of
(Amounts in thousands)	June 26, 2018	December 26, 2017
Cash and cash equivalents	$897	$4,594
Total assets	353,122	326,787
Long-term debt	40,476	24,477
Total stockholders' equity	190,199	189,087
DEL FRISCO'S RESTAURANT GROUP, INC.
Segment Information - Unaudited

	13 Weeks Ended June 26, 2018
(Amounts in thousands)	Double Eagle		Grille		Sullivan's
Revenues	$43,471	100.0%	$32,247	100.0%	$14,322	100.0%
Costs and expenses:
Cost of sales	12,780	29.4%	8,757	27.2%	4,419	30.9%
Restaurant operating expenses:
Labor	9,986	23.0%	10,199	31.6%	4,144	28.9%
Operating expenses	5,011	11.5%	4,395	13.6%	2,218	15.5%
Occupancy	3,545	8.2%	3,201	9.9%	708	4.9%
Restaurant operating expenses	18,542	42.7%	17,795	55.2%	7,070	49.4%
Marketing and advertising costs	1,019	2.3%	647	2.0%	331	2.3%
Restaurant-level EBITDA	11,130	25.6%	5,048	15.7%	2,502	17.5%
Restaurant operating weeks	169		316		197
Average weekly volume	$257.2		$102.0		$72.7

	12 Weeks Ended June 13, 2017(1)
(Amounts in thousands)	Double Eagle		Grille		Sullivan's
Revenues	$40,194	100.0%	$26,487	100.0%	$15,620	100.0%
Costs and expenses:
Cost of sales	11,912	29.6%	6,750	25.5%	4,771	30.5%
Restaurant operating expenses:
Labor	9,611	23.9%	8,889	33.6%	4,676	29.9%
Operating expenses	4,234	10.5%	3,534	13.3%	2,274	14.6%
Occupancy	2,808	7.0%	3,002	11.3%	1,360	8.7%
Restaurant operating expenses	16,653	41.4%	15,425	58.2%	8,310	53.2%
Marketing and advertising costs	720	1.8%	461	1.7%	437	2.8%
Restaurant-level EBITDA	10,909	27.1%	3,851	14.5%	2,102	13.5%
Restaurant operating weeks	150		276		202
Average weekly volume	$268.0		$96.0		$77.3

(1)	See footnote 1 to the Condensed Consolidated Statement of Income above.

	26 Weeks Ended June 26, 2018
(Amounts in thousands)	Double Eagle		Grille		Sullivan's
Revenues	$87,425	100.0%	$61,639	100.0%	$30,279	100.0%
Costs and expenses:
Cost of sales	25,948	29.7%	16,806	27.3%	9,356	30.9%
Restaurant operating expenses:
Labor	20,353	23.3%	20,012	32.5%	8,637	28.5%
Operating expenses	9,881	11.3%	8,566	13.9%	4,607	15.2%
Occupancy	7,153	8.2%	6,593	10.7%	1,820	6.0%
Restaurant operating expenses	37,387	42.8%	35,171	57.1%	15,064	49.8%
Marketing and advertising costs	1,914	2.2%	1,282	2.1%	820	2.7%
Restaurant-level EBITDA	22,176	25.4%	8,380	13.6%	5,039	16.6%
Restaurant operating weeks	338		638		391
Average weekly volume	$258.7		$96.6		$77.4

	24 Weeks Ended June 13, 2017(1)
(Amounts in thousands)	Double Eagle		Grille		Sullivan's
Revenues	$79,955	100.0%	$52,834	100.0%	$33,402	100.0%
Costs and expenses:
Cost of sales	23,682	29.6%	13,507	25.6%	10,025	30.0%
Restaurant operating expenses:
Labor	19,299	24.1%	17,896	33.9%	10,080	30.2%
Operating expenses	8,371	10.5%	7,111	13.5%	4,860	14.6%
Occupancy	5,680	7.1%	5,857	11.1%	2,126	6.4%
Restaurant operating expenses	33,350	41.7%	30,864	58.4%	17,066	51.1%
Marketing and advertising costs	1,316	1.6%	850	1.6%	752	2.3%
Restaurant-level EBITDA	21,607	27.0%	7,613	14.4%	5,559	16.6%
Restaurant operating weeks	294		552		410
Average weekly volume	$272.0		$95.7		$81.5

(1)	See footnote 1 to the Condensed Consolidated Statement of Income above.

Non-GAAP Measures
We prepare our consolidated financial statements in accordance with generally accepted accounting principles (GAAP). Within our press release, we make reference to non-GAAP adjusted net income, adjusted EPS, adjusted EBIDTA and restaurant-level EBITDA. Adjusted net income represents GAAP net income (loss) plus the sum of GAAP income tax expense (benefit), lease termination and closing costs, consulting project costs, acquisition and disposition costs, reorganization severance, non-recurring legal expenses, donations, non-recurring corporate expenses, and impairment charges minus income tax expense at an effective tax rate of (52%) during 2018, and 29% during 2017. We believe that this non-GAAP operating measure represents a useful measure of performance internally and for investors as it excludes certain non-operating related expenditures. Adjusted EBIDTA is calculated by adding back to operating income, pre-opening costs, donations, consulting project costs, acquisition and disposition costs, reorganization severance, lease termination and closing costs, depreciation and amortization, impairment charges and insurance settlements. Restaurant-level EBITDA is calculated by adding back to adjusted EBIDTA general and administrative expenses. We believe that these operating measures also represent useful internal measures of performance. Restaurant-level EBITDA margin represents restaurant-level EBITDA as a percentage of our revenues. Accordingly, we include these non-GAAP measures so that investors have the same financial data that management uses in evaluating performance, and we believe that it will assist the investment community in assessing our underlying performance on a quarter-over-quarter basis. However, because these measures are not determined in accordance with GAAP, such measures are susceptible to varying calculations and not all companies calculate these measures in the same manner. As a result, these measures as presented may not be directly comparable to similarly titled measures presented by other companies. These non-GAAP measures are presented as supplemental information and not as alternatives to any GAAP measurements. The following tables include a reconciliation of net income to adjusted net income and operating income to restaurant-level EBITDA.
DEL FRISCO'S RESTAURANT GROUP, INC.
Adjusted Net Income Reconciliation - Unaudited

	13 Weeks Ended	12 Weeks Ended	26 Weeks Ended	24 Weeks Ended
(Amounts in thousands, except per share data)	June 26, 2018	June 13, 2017	June 26, 2018	June 13, 2017
Adjusted Net Income:
GAAP Net income (loss)	$(1,562)	$2,090	$(1,162)	$5,400
GAAP Income tax (benefit) expense	(1,535)	824	(1,476)	1,910
Lease termination and closing costs	1,023	540	1,389	—
Consulting project costs	441	597	506	2,633
Acquisition and disposition costs	4,358	—	5,015	—
Reorganization severance	—	719	113	719
Non-recurring legal expenses	179	—	338	—
Donations	16	—	58	—
Non-recurring corporate expenses	2	—	10	—
Impairment charges	—	—	84	—
Adjusted Pre-tax Income	2,922	4,770	4,875	10,662
Income tax expense (benefit)	(1,519)	1,383	(2,535)	3,092
Adjusted Net Income	$4,441	$3,387	$7,410	$7,570
Adjusted Net Income per basic share	$0.22	$0.16	$0.36	$0.34
Adjusted Net Income per diluted share	$0.22	$0.15	$0.36	$0.33

DEL FRISCO'S RESTAURANT GROUP, INC.
Adjusted EBITDA Reconciliation - Unaudited

	13 Weeks Ended	12 Weeks Ended	26 Weeks Ended	24 Weeks Ended
(Amounts in thousands)	June 26, 2018	June 13, 2017	June 26, 2018	June 13, 2017
Operating income (loss)	$(2,537)	$2,933	$(1,776)	$7,340
Add:
Pre-opening costs	1,403	1,619	2,549	2,008
Donations	16	—	58	—
Lease termination and closing costs	1,023	540	1,389	538
Depreciation and amortization	5,293	4,997	10,475	9,813
Acquisition and disposition costs	4,358	—	5,015	—
Consulting project costs	622	597	854	2,633
Reorganization severance	—	719	113	719
Impairment charges	—	—	84	—
Insurance settlement	—	(308)	—	(348)
Adjusted EBITDA	$10,178	$11,097	$18,761	$22,703
Adjusted EBITDA margin	11.3%	13.5%	10.5%	13.7%

DEL FRISCO'S RESTAURANT GROUP, INC.
Restaurant-Level EBITDA Reconciliation - Unaudited

	13 Weeks Ended	12 Weeks Ended	26 Weeks Ended	24 Weeks Ended
(Amounts in thousands)	June 26, 2018	June 13, 2017	June 26, 2018	June 13, 2017
Operating income (loss)	$(2,537)	$2,933	$(1,776)	$7,340
Add:
Pre-opening costs	1,403	1,619	2,549	2,008
General and administrative costs	8,502	5,765	16,834	12,076
Donations	16	—	58	—
Consulting project costs	622	597	854	2,633
Acquisition and disposition costs	4,358	—	5,015	—
Reorganization severance	—	719	113	719
Lease termination and closing costs	1,023	540	1,389	538
Depreciation and amortization	5,293	4,997	10,475	9,813
Non-cash impairment charges	—	—	84	—
Insurance settlement	—	(308)	—	(348)
Restaurant-level EBITDA	$18,680	$16,862	$35,595	$34,779

Recast 2017 Financial Information
Beginning in fiscal 2018, we changed to a fiscal quarter calendar where each quarter contains 13 weeks, other than in a 53-week year where the last quarter of the year will contain 14 weeks. Previously, the first three quarters of our fiscal year consisted of 12 weeks each and the fourth quarter consisted of 16 weeks or 17 weeks in a 53-week year. The overall fiscal year remains the same with a 52- or 53-week year ending on the last Tuesday in December. We have not restated and do not plan to restate historical quarterly financial statements prepared in accordance with GAAP. See Note 1, Business and Basis of Presentation, in our condensed consolidated financial statements included in our Quarterly Report on Form 10-Q for the fiscal quarter ended June 26, 2018 (“First Quarter 10-Q”) for additional information regarding the change in our fiscal quarters.
Due to the difference in the reporting period between the first quarter of 2018, which contained 13 weeks, and the first quarter of 2017, which contained 12 weeks, and in the reporting period between the first two quarters of 2018, which contained 26 weeks, and the first two quarters of 2017, which contained 24 weeks our 2018 results of operations as presented in accordance with GAAP are not comparable to the prior year. Therefore, we are presenting recast quarterly financial results for the fiscal 2017 period because management uses this information in evaluating performance and believes it provides investors with additional information to consider along with our results prepared in accordance with GAAP and the discussion thereof included in the First Quarter 10-Q. However, the presentation of this recast financial information does not comply with GAAP and should not be considered independent of our unaudited combined financial statements and the related notes included in the First Quarter 10-Q.
The consolidated and segment revenues reflected in the recast 2017 financial information are derived from our historical books and records and no adjustments were made thereto other than to account for the additional operating week. The amount of certain recurring expense items on a consolidated basis and at the segment level, including costs of sales, restaurant operating expenses and the other items identified as such below, were calculated based on a presumed proportionate increase over the reported 2017 amount reflecting the additional week in recast 2017 consolidated or segment revenues, as applicable, over reported 2017 consolidated or segment revenues, as applicable, because such items are typically a function of and move in correlation to revenues during a given period. No changes were made to the reported 2017 results for certain other expense items such as consulting project costs and the other items identified as such below because they are generally not recurring, but incurred at distinct moments within a period as a result of their more unique nature.
Adjusted net income, adjusted EPS, adjusted pre-tax income and restaurant-level EBITDA are non-GAAP measures. See the discussion above under Non-GAAP Information regarding how we define these measures and why we believe they are useful for investors.

DEL FRISCO'S RESTAURANT GROUP, INC.
Statements of Income Information - Unaudited

	13 Weeks Ended		13 Weeks Ended (recast)			26 Weeks Ended		26 Weeks Ended (recast)
(Amounts in thousands, except per share data)	June 26, 2018		June 27, 2017			June 26, 2018		June 27, 2017
Revenues	$90,040	100.0%	$89,598		100.0%	$179,343	100.0%	$180,063		100.0%
Costs and expenses:
Costs of sales	25,956	28.8%	25,511	(1)	28.5%	52,110	29.1%	51,155	(2)	28.4%
Restaurant operating expenses (excluding depreciation and amortization shown separately below)	43,407	48.2%	43,969	(1)	49.1%	87,622	48.9%	88,022	(2)	48.9%
Marketing and advertising costs	1,997	2.2%	1,761	(1)	2.0%	4,016	2.2%	3,163	(2)	1.8%
Pre-opening costs	1,403	1.6%	1,763	(1)	2.0%	2,549	1.4%	2,182	(2)	1.2%
General and administrative costs	8,502	9.4%	6,446	(1)	7.2%	16,834	9.4%	13,252	(2)	7.4%
Donations	16	—%	—		—%	58	—%	—		—%
Consulting project costs	622	0.7%	597	(3)	0.7%	854	0.5%	2,633	(3)	1.5%
Acquisition and disposition costs	4,358	4.8%	—		—%	5,015	2.8%	—		—%
Reorganization severance	—	—%	563		0.6%	113	0.1%	563		0.3%
Lease termination and closing costs	1,023	1.1%	540	(3)	0.6%	1,389	0.8%	538	(3)	0.3%
Impairment charges	—	—%	—		—%	84	—%	—		—%
Depreciation and amortization	5,293	5.9%	5,440	(1)	6.1%	10,475	5.8%	10,634	(2)	5.9%
Total costs and expenses	92,577	102.8%	86,590		96.6%	181,119	101.0%	172,142		95.6%
Insurance settlement	—	—%	308		—%	—	—%	308		—%
Operating income (loss)	(2,537)	(2.8)%	3,316		3.7%	(1,776)	(1.0)%	8,229		4.6%
Other income expense, net:
Interest expense	(510)	(0.6)%	(9)	(3)	—%	(813)	(0.5)%	(19)	(3)	—%
Other	(50)	(0.1)%	(10)	(3)	—%	(49)	—%	(12)	(3)	—%
Income (loss)before income taxes	(3,097)	(3.4)%	3,297		3.7%	(2,638)	(1.5)%	8,198		4.6%
Income tax expense (benefit)	(1,535)	(1.7)%	932	(4)	1.0%	(1,476)	(0.8)%	2,142	(4)	1.2%
Net income (loss)	$(1,562)	(1.7)%	$2,365		2.6%	$(1,162)	(0.6)%	$6,056		3.4%

Net income (loss) per average common share:
Basic:	$(0.08)		$0.11			$(0.06)		$0.27
Weighted-average number of common shares outstanding:
Basic:	20,377		21,422			20,347		22,347

(1)
Recast 2017 amount reflects a presumed proportionate increase over the reported 2017 amount reflecting the additional week in recast 2017 revenues over reported 2017 revenues, which was determined based on the revenues recorded in the company’s historical books and records for the additional operating week included in the recast 2017 period.

(2)
Recast 2017 amount reflects a presumed proportionate increase over the reported 2017 amount reflecting the additional two weeks in recast 2017 revenues over reported 2017 revenues, which was determined based on the revenues recorded in the company’s historical books and records for the additional operating weeks included in the recast 2017 period.

(3)	Recast 2017 amount equals the reported 2017 amount.

(4)	Based on the same tax rate used for the reported 2017 results.

DEL FRISCO'S RESTAURANT GROUP, INC.
Segment Information - Unaudited

	13 Weeks Ended June 26, 2018
(Amounts in thousands)	Double Eagle		Grille		Sullivan's
Revenues	$43,471	100.0%	$32,247	100.0%	$14,322	100.0%
Costs and expenses:
Cost of sales	12,780	29.4%	8,757	27.2%	4,419	30.9%
Restaurant operating expenses:
Labor	9,986	23.0%	10,199	31.6%	4,144	28.9%
Operating expenses	5,011	11.5%	4,395	13.6%	2,218	15.5%
Occupancy	3,545	8.2%	3,201	9.9%	708	4.9%
Restaurant operating expenses	18,542	42.7%	17,795	55.2%	7,070	49.4%
Marketing and advertising costs	1,019	2.3%	647	2.0%	331	2.3%
Restaurant-level EBITDA	11,130	25.6%	5,048	15.7%	2,502	17.5%
Restaurant operating weeks	169		316		197
Average weekly volume	$257.2		$102.0		$72.7

	13 Weeks Ended June 27, 2017 (recast)
(Amounts in thousands)	Double Eagle		Grille		Sullivan's
Revenues	$43,701	100.0%	$29,134	100.0%	$16,763	100.0%
Costs and expenses:
Cost of sales(1)	12,956	29.6%	7,430	25.5%	5,125	30.6%
Restaurant operating expenses:
Labor(1)	10,445	23.9%	9,772	33.5%	5,013	29.9%
Operating expenses(1)	4,600	10.5%	3,885	13.3%	2,438	14.5%
Occupancy(1)	3,053	7.0%	3,302	11.3%	1,460	8.7%
Restaurant operating expenses	18,098	41.4%	16,960	58.2%	8,911	53.2%
Marketing and advertising costs(1)	784	1.8%	508	1.7%	469	2.8%
Restaurant-level EBITDA	11,863	27.1%	4,237	14.5%	2,258	13.5%
Restaurant operating weeks	163		299		216
Average weekly volume	$268.1		$97.4		$77.6

(1)
Recast 2017 amount reflects a presumed proportionate increase over the reported 2017 amount reflecting the additional week in recast 2017 segment revenues over reported 2017 segment revenues, which was determined based on the segment revenues recorded in the company’s historical books and records for the additional operating week included in the recast 2017 period

	26 Weeks Ended June 26, 2018
(Amounts in thousands)	Double Eagle		Grille		Sullivan's
Revenues	$87,425	100.0%	$61,639	100.0%	$30,279	100.0%
Costs and expenses:
Cost of sales	25,948	29.7%	16,806	27.3%	9,356	30.9%
Restaurant operating expenses:
Labor	20,353	23.3%	20,012	32.5%	8,637	28.5%
Operating expenses	9,881	11.3%	8,566	13.9%	4,607	15.2%
Occupancy	7,153	8.2%	6,593	10.7%	1,820	6.0%
Restaurant operating expenses	37,387	42.8%	35,171	57.1%	15,064	49.8%
Marketing and advertising costs	1,914	2.2%	1,282	2.1%	820	2.7%
Restaurant-level EBITDA	22,176	25.4%	8,380	13.6%	5,039	16.6%
Restaurant operating weeks	338		638		391
Average weekly volume	$258.7		$96.6		$77.4

	26 Weeks Ended June 27, 2017 (recast)
(Amounts in thousands)	Double Eagle		Grille		Sullivan's
Revenues	$86,586	100.0%	$57,613	100.0%	$35,864	100.0%
Costs and expenses:
Cost of sales(1)	25,651	29.6%	14,733	25.6%	10,769	30.0%
Restaurant operating expenses:
Labor(1)	20,893	24.1%	19,505	33.9%	10,819	30.2%
Operating expenses(1)	9,060	10.5%	7,753	13.5%	5,172	14.4%
Occupancy(1)	6,150	7.1%	6,389	11.1%	2,281	6.4%
Restaurant operating expenses	36,103	41.7%	33,646	58.4%	18,273	50.9%
Marketing and advertising costs(1)	1,427	1.6%	929	1.6%	807	2.3%
Restaurant-level EBITDA	23,405	27.0%	8,305	14.4%	6,015	16.8%
Restaurant operating weeks	319		598		442
Average weekly volume	$271.4		$96.3		$81.1

(1)
Recast 2017 amount reflects a presumed proportionate increase over the reported 2017 amount reflecting the additional two weeks in recast 2017 segment revenues over reported 2017 segment revenues, which was determined based on the segment revenues recorded in the company’s historical books and records for the additional operating week included in the recast 2017 period

DEL FRISCO'S RESTAURANT GROUP, INC.
Adjusted Net Income Reconciliation - Unaudited

	13 Weeks Ended	13 Weeks Ended (recast)		26 Weeks Ended	26 Weeks Ended (recast)
(Amounts in thousands, except per share data)	June 26, 2018	June 27, 2017		June 26, 2018	June 27, 2017
Adjusted Net Income:
Net Income	$(1,562)	$2,365		$(1,162)	$6,055
Income tax (benefit) expense	(1,535)	932	(1)	(1,476)	2,143	(1)
Lease termination and closing costs	1,023	540		1,389	540
Consulting project costs	441	597	(2)	506	2,633	(2)
Acquisition and disposition costs	4,358			5,015	—
Reorganization severance	—	563		113	563
Non-recurring legal expenses	179	—		338	—
Donations	16	—		58	—
Non-recurring corporate expenses	2			10	—
Impairment charges	—	—		84	—
Adjusted Pre-tax Income	2,922	4,997		4,875	11,934
Income tax expense (benefit)(3)	(1,519)	1,449		(2,535)	3,461
Adjusted Net Income	$4,441	$3,548		$7,410	$8,473
Adjusted net income per basic share	$0.22	$0.17		$0.36	$0.38

DEL FRISCO'S RESTAURANT GROUP, INC.
Restaurant-Level EBITDA Reconciliation - Unaudited

	13 Weeks Ended	13 Weeks Ended (recast)		26 Weeks Ended	26 Weeks Ended (recast)
(Amounts in thousands)	June 26, 2018	June 27, 2017		June 26, 2018	June 27, 2017
Operating income	$(2,537)	$3,316		$(1,776)	$8,229
Add:
Pre-opening costs	1,403	1,763	(4)	2,549	2,182	(5)
General and administrative costs	8,502	6,446	(4)	16,834	13,252	(5)
Donations	16	—		58	—
Consulting project costs	622	597	(2)	854	2,633	(2)
Acquisition and disposition costs	4,358	—		5,015	—
Reorganization severance	—	563		113	563
Lease termination and closing costs	1,023	540	(2)	1,389	538	(2)
Depreciation and amortization	5,293	5,440	(4)	10,475	10,634	(5)
Non-cash impairment charges	—	—		84	—
Insurance settlement	—	(308)		—	(308)
Restaurant-level EBITDA	$18,680	$18,357		$35,595	$37,723

(1)	Based on the same tax rate used for the reported 2017 results.

(2)	Recast 2017 amount equals the reported 2017 amount.

(3)	Income tax expense at an effective tax rate of (52%) for the 2018 period and 29% for the 2017 period.

(4)
Recast 2017 amount reflects a presumed proportionate increase over the reported 2017 amount reflecting the additional week in recast 2017 revenues over reported 2017 revenues, which was determined based on the revenues recorded in the company’s historical books and records for the additional operating week included in the recast 2017 period.

(5)
Recast 2017 amount reflects a presumed proportionate increase over the reported 2017 amount reflecting the additional two weeks in recast 2017 revenues over reported 2017 revenues, which was determined based on the revenues recorded in the company’s historical books and records for the additional operating week included in the recast 2017 period.

Barteca Historical Information pre Transaction
Segment Information - Unaudited

	12 Weeks Ended June 26, 2018
(Amounts in thousands)	Barcelona		Bartaco		Vinoteca & Other
Revenues	$16,670	100.0%	$20,060	100.0%	$208	100.0%
Costs and expenses:
Cost of sales	4,307	25.8%	4,553	22.7%	97	46.3%
Restaurant operating expenses:
Labor	4,857	29.1%	6,298	31.4%	35	16.8%
Operating expenses	2,119	12.7%	2,132	10.6%	12	5.8%
Occupancy	853	5.1%	867	4.3%	13	6.4%
Restaurant operating expenses	7,829	47.0%	9,297	46.3%	60	29.0%
Marketing and advertising costs	86	0.5%	170	0.8%	—	1.0%
Restaurant-level EBITDA	4,448	26.7%	6,039	30.1%	51	2.5%

	25 Weeks Ended June 26,2018
(Amounts in thousands)	Barcelona		Bartaco		Vinoteca & Other
Revenues	$31,570	100.0%	$36,220	100.0%	$428	100.0%
Costs and expenses:
Cost of sales	8,282	26.2%	8,196	22.6%	212	49.5%
Restaurant operating expenses:
Labor	9,566	30.3%	11,595	32.0%	74	17.4%
Operating expenses	4,121	13.1%	4,212	11.6%	26	6.2%
Occupancy	1,525	4.8%	1,572	4.3%	29	6.8%
Restaurant operating expenses	15,213	48.2%	17,379	48.0%	130	30.3%
Marketing and advertising costs	176	0.6%	280	0.8%	—	—%
Restaurant-level EBITDA	7,900	25.0%	10,366	28.6%	87	20.2%
Barteca Historical Information pre Transaction
Restaurant-Level EBITDA Reconciliation - Unaudited

	12 Weeks Ended	25 Weeks Ended
(Amounts in thousands)	April 3, 2018	June 26, 2018
Operating income (loss)	$(5,319)	$(3,139)
Add:
Pre-opening costs	353	749
General and administrative costs	12,411	15,960
Acquisition and disposition costs	1,124	1,124
Depreciation and amortization	1,969	3,658
Restaurant-level EBITDA	$10,538	$18,352